EXHIBIT 24
                               POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Medtronic, Inc., a Minnesota corporation, hereby constitutes and appoints WILLIAM W. GEORGE and RONALD E. LUND, or either of them, their true and lawful attorneys-in-fact and agents, each with full power and authority to act as such without the other, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments that any of said attorneys and agents may deem necessary or advisable in connection with Medtronic's acquisition of Micro Interventional Systems, Inc. ("MIS") to enable the shareholders of MIS receiving Medtronic common stock in connection with such acquisition (including but not limited to option holders under the MIS 1993 Stock Plan, as amended, who will receive Medtronic common stock upon any exercise of options under such plan) to receive registered Medtronic common stock or to resell such Medtronic common stock in compliance with the Securities Act of 1933, as amended, with any regulations, rules or requirements of the Securities and Exchange Commission thereunder, and with any state Blue Sky laws or regulations in connection therewith, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned to the Registration Statement on Form S-3 (or other appropriate Form) and the Registration Statement on Form S-8 therefor, to any amendment to such Registration Statements, and to any instrument or document filed with said Commission as a part of or in connection with such Registration Statements or any amendment thereto; and the undersigned hereby ratify and confirm all that said attorneys and agents, or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have subscribed their presents effective as of the 12th day of October, 1995.
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
By/s/ F. Caleb Blodgett                                       By/s/ Edith W. Martin, Ph.D.
      F. Caleb Blodgett                                             Edith W. Martin, Ph.D.

By/s/ Arthur D. Collins, Jr.                                  By/s/ Glen D. Nelson, M.D.
      Arthur D. Collins, Jr.                                        Glen D. Nelson, M.D.

By/s/ Gary L. Ellis                                           By/s/ Robert L. Ryan
      Gary L. Ellis                                                 Robert L. Ryan

By/s/ William W. George                                       By/s/ Richard L. Schall
      William W. George                                             Richard L. Schall

By/s/ Antonio M. Gotto, Jr., M.D.                             By/s/ Jack W. Schuler
      Antonio M. Gotto, Jr., M.D.                                   Jack W. Schuler

By/s/ Bernadine P. Healy, M.D.                                By/s/ Gerald W. Simonson
      Bernadine P. Healy, M.D.                                      Gerald W. Simonson

By/s/ Vernon H. Heath                                         By/s/ Gordon M. Sprenger
      Vernon H. Heath                                               Gordon M. Sprenger

By/s/ Thomas E. Holloran                                      By/s/ Richard A. Swalin, Ph.D.
      Thomas E. Holloran                                            Richard A. Swalin, Ph.D.

                                                              By/s/ Winston R. Wallin
                                                                    Winston R. Wallin

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